Exhibit 15

October 29, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 29, 2026 on our review of interim financial information of Otis Worldwide Corporation, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-293482 and 333-293480) and Form S-8 (No. 333-237551) of Otis Worldwide Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut